Exhibit 10.1

2005 Stock Incentive Plan

Performance Vested Non-Qualified Option Award Agreement

This Agreement is made as of                          , 2005 (the “Grant Date”), by and between Syntroleum Corporation (the “Company”) and                              (the “Participant”).

WHEREAS, the Committee has, pursuant to the 2005 Stock Incentive Plan (the “Plan”), made an Award to the Participant and authorized and directed the execution and delivery of this Agreement;

NOW, THEREFORE, in consideration of the foregoing, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Participant hereby agree as follows:

1. Award. The Participant is hereby granted a Non-Qualified Stock Option (an “Option”) to purchase from the Company up to a total of ___________ shares of Common Stock at $________ per share (the “Grant Price”). The term of such Option shall be ten years, commencing on the Grant Date (the “Term”). This Option is not intended to qualify as an Incentive Stock Option.

2. Exercise. The Option may be exercised only in accordance with the Plan, as supplemented by this Agreement, and not otherwise.

a. During its Term and prior to its earlier termination in accordance with Section 3 of this Agreement, the Option shall, to the extent vested in accordance with Section 2(d) of this Agreement, become exercisable as follows:

(i) As of the fourth anniversary of the Grant Date, 50% of that portion of the Option that has then vested in accordance with Section 2(d) of this Agreement shall be exercisable, and

(ii) As of the last day of the Performance Period, 100% of that portion of the Option that has then vested in accordance with Section 2(d) of this Agreement shall be exercisable.

b. To the extent then exercisable, the Option may be exercised by the Participant by giving written notice of exercise to the Company in such form as may be provided by the Committee, specifying the number of shares of Common Stock with respect to which the Option is to be exercised and such other information as the Committee may require. The Option may be exercised for less than the full number of shares of Common Stock for which the Option is then exercisable, provided that the Option may not be exercised for less than one hundred (100) shares of Common Stock or, if less, the number of remaining shares of Common Stock for which the Option is then exercisable.

c. Exercise of the Option shall be effective upon receipt by the Company of such written notice together with the required payment of the Grant Price and any applicable withholding taxes. Such payment may be made by cash, check (subject to collection), or, provided that such shares of Common Stock have been owned by the Participant for at least six months prior to such payment, by the delivery (or attestation of ownership) of shares of Common Stock having a Fair Market Value equal to the aggregate Grant Price and any applicable withholding taxes. Alternatively, the Participant may make such payment by authorizing the simultaneous sale of Shares (or a sufficient portion thereof) acquired upon exercise through a brokerage or similar arrangement established by the Participant in accordance with Committee rules. Subject to the foregoing, the Company will deliver to the Participant within a reasonable period of time thereafter, a certificate or certificates representing the shares of Common Stock so acquired, registered in the name of the Participant or in accordance with other delivery instructions provided by the Participant and acceptable by the Committee.

d. Except as provided in Section 3 and Section 4 of this Agreement, no portion of the Option shall vest and become exercisable except to the extent that it has vested in accordance with the Performance Vesting Schedule with respect to the period commencing on the Grant Date and ending on December 31, 2010 (the “Performance Period”). The Performance Vesting Schedule is attached hereto as Exhibit A and is a part of this Agreement. In the event of some portion of the Option vesting as provided hereunder, the Company shall notify the Participant when and to what extent the Option has vested.

3. Termination.

a. General. No portion of the Option may be exercised after its termination. Except as otherwise provided in this Section 3, the Option shall terminate upon the first to occur of:

(i) the end of the Performance Period (except to the extent vested in accordance with Section 2(d) of this Agreement),

(ii) the expiration of its Term (to the extent vested in accordance with Section 2(d)), or

(iii) termination of the Participant’s employment.

b. Death or Disability.

(i) If the Participant’s employment terminates prior to the end of the Performance Period due to death or Disability, the Option shall, (x) to the extent vested in accordance with Section 2(d) hereof and unexercised as of the date of such termination of employment, remain vested and be and remain exercisable until the expiration of its Term and (y) to the extent not then so vested, the Option shall be deemed and remain vested and exercisable until the expiration of its Term with respect to that number of shares of Common Stock determined by multiplying the number of shares of Common Stock with respect to which the Option was not then vested by a fraction (not greater than one), the numerator of which is the number of months (including factional months) in the period commencing on the Grant Date and ending on the date of termination of employment and the denominator of which is the number of months (including factional months) in the Performance Period.

(ii) If the Participant’s employment terminates at or after the end of the Performance Period due to death or Disability, the Option shall, to the extent vested in accordance with Section 2(d) hereof and unexercised as of the date of such termination of employment, remain vested and be and remain exercisable until the expiration of its Term.

c. Retirement. If the Participant’s employment terminates at or after the end of the Performance Period due to Retirement, the Option shall, to the extent vested in accordance with Section 2(d) hereof and unexercised as of the date of such termination of employment, remain vested and be and remain exercisable until the expiration of its Term.

d. Termination for Cause. If the Company terminates the Participant’s employment for Cause, the Option shall, (x) to the extent vested in accordance with Section 2(d) hereof and exercisable in accordance with Section 2(a) hereof, but unexercised, as of the date of such termination of employment, remain vested and be and remain exercisable for sixty (60) days following such termination of employment or, if earlier, until the expiration of its Term and (y) to the extent so vested but not yet exercisable, remain vested and become exercisable in accordance with Section 2(a) and remain exercisable for sixty (60) days thereafter.

e. Termination Without Cause.

(i) If the Company terminates the Participant’s employment without Cause prior to the end of the Performance Period, the Option shall be deemed and shall remain vested (the “Deemed Vested Portion”) with respect to the greater of (x) the number of shares of Common Stock with respect to which the Option is vested in accordance with Section 2(d) hereof as of the date of such termination of employment, and (y) that number of shares of Common Stock determined by multiplying the number of shares of Common Stock subject to the Option by a fraction (not greater than one), the numerator of which is the number of months (including fractional months) in the period commencing on the Grant Date and ending on the date of termination of employment and the denominator of which is the number of months (including fractional months) in the Performance Period. To the extent exercisable in accordance with Section 2(a) hereof as of the date of such termination of employment, the Option shall be and remain exercisable to that same extent with respect to

Deemed Vested Portion for two (2) years following such termination of employment. To the extent not yet so exercisable, the Option shall become exercisable in accordance with Section 2(a) with respect to Deemed Vested Portion and remain exercisable for two (2) years thereafter.

(ii) If the Company terminates the Participant’s employment without Cause at or after the end of the Performance Period, the Option shall, to the extent vested in accordance with Section 2(d) hereof and unexercised as of the date of such termination of employment, remain vested and be and remain exercisable for two (2) years following such termination of employment or, if earlier, until the expiration of its Term.

f. Voluntary Termination. If the Participant’s employment terminates for any other reason, the Option shall, (x) to the extent vested in accordance with Section 2(d) hereof and exercisable in accordance with Section 2(a) hereof, but unexercised, as of the date of such termination of employment, remain vested and be and remain exercisable for sixty (60) days following such termination of employment or, if earlier, until the expiration of its Term and (y) to the extent so vested but not yet exercisable, remain vested and become exercisable in accordance with Section 2(a) and remain exercisable for sixty (60) days thereafter.

4. Change of Control. Anything in this Agreement to the contrary notwithstanding, the following provisions shall apply in the event of a Change of Control at or before the end of the Performance Period:

(i) The provisions of Section 2(d) shall no longer apply.

(ii) Upon such a Change of Control, the Option shall, provided that the Participant’s employment has not terminated prior to the date of such Change of Control, be deemed vested and immediately exercisable with respect to the greater of (x) that portion of the Option vested in accordance with Section 2(d) hereof as of the date of such Change of Control and (y) that portion of the Option determined in the accordance with following schedule based upon the Fair Market Value of a share of Common Stock as of the Change of Control (the “Change of Control Price”):

Change of Control Price is	The following percent of the Option shall be vested:
At least $25 but less than $30	25%
$30 but less than $35	50%
$35 but less than $40	75%
$40 or more	100%

(iii) If, within two (2) years following such a Change of Control, either the Company terminates the Participant’s employment without Cause or the Participant terminates his employment for Good Reason (as defined in the Participant’s Employment Agreement with the Company), the Option shall, to the extent not vested and exercisable pursuant to Section 4(ii) hereof, be deemed fully vested and immediately and fully exercisable for two (2) years following such termination of employment or, if earlier, until the expiration of its Term.

(iv) In addition to any action required or authorized by the terms of this Agreement, the Committee may, in its sole discretion, take any of the following actions as a result, or in anticipation, of a Change of Control:

(1)	accelerate time periods for purposes of vesting in or exercising the Option;

(2)	offer to purchase the Option for its equivalent cash value, as determined by the Committee, as of the date of the Change of Control; or

(3)	make such adjustments or modifications to the Option as the Committee deems appropriate to maintain and protect the rights and interests of the Participants following such Change of Control.

5. Withholding. The Company shall withhold all applicable taxes required by law from all amounts paid in respect of the Option. A Participant may satisfy the withholding obligation (i) by paying the amount of any such taxes in cash or check (subject to collection), (ii) by the delivery (or attestation of ownership) of shares of Common Stock or (iii) with the approval of the Committee, by having shares of Common Stock deducted from the payment. Alternatively, the Participant may satisfy such obligation by authorizing the simultaneous sale of Shares (or a sufficient portion thereof) acquired upon exercise through a brokerage or similar arrangement established by the Participant in accordance with Committee rules. The amount of the withholding shall be determined by the Committee. The number of shares of Common Stock to be delivered or deducted, as the case may be, shall be determined by the Committee with reference to the Fair Market Value of the Common Stock when the withholding is required to be made, provided that the number of shares of Common Stock so delivered or withheld shall not exceed the minimum required amount of such withholding.

6. Non-Assignability. Except as otherwise provided in this Section, the Option is not assignable or transferable other than by will or by the laws of descent and distribution, and during the Participant’s life, may be exercised only by the Participant. The Participant, with the approval of the Committee, may transfer the Option for no consideration to or for the benefit of the Participant’s Immediate Family (as hereinafter defined), including, without limitation, to a trust for the benefit of the Participant’s Immediate Family, subject to such limits as the Committee may establish, and the transferee shall remain subject to all the terms and conditions applicable to the Option prior to such transfer. The foregoing right to transfer the Option shall apply to the right to consent to amendments to this Agreement and, in the discretion of the Committee, shall also apply to the right to transfer ancillary rights associated with the Option. For purposes of this Section, the term “Immediate Family” shall mean the Participant’s spouse, parents, children, stepchildren, adoptive relationships, sisters, brothers and grandchildren (and, for this purpose, shall also include the Participant).

7. Rights as a Stockholder. A Participant shall have no rights as a stockholder with respect to any Common Stock subject to this Award until the date the Participant becomes the holder of record with regard thereto.

8. No Right to Continued Service. Nothing herein shall obligate the Company or any Subsidiary to continue the Participant’s employment or other service for any particular period or on any particular basis of compensation.

9. Burden and Benefit. The terms and provisions of this Agreement shall be binding upon, and shall inure to the benefit of, the Participant and his or her executors or administrators, heirs, and personal and legal representatives.

10. Execution. This Option is not enforceable until this Agreement has been signed by the Participant and the Company. By executing this Agreement, the Participant shall be deemed to have accepted and consented to any action taken under the Plan by the Committee, the Board or their delegates.

11. Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware without regard to the conflict of laws principles thereof.

12. Modifications. No change or modification of this Agreement shall be valid unless it is in writing and signed by the parties hereto.

13. Entire Agreement. This Agreement, together with the Plan, sets forth all of the promises, agreements, conditions, understandings, warranties and representations between the parties hereto with respect to the Option, and there are no promises, agreements, conditions, understandings, warranties or representations, oral or written, express or implied, between them with respect to the Option other than as set forth herein or therein or in any written employment agreement between the Participant and the Company. The terms and conditions of the Plan are incorporated by reference herein, and to the extent that any conflict may exist between any term or provision of this Agreement and any term or provision of the Plan, the term or provision of the Plan shall control.

14. Definitions. Any capitalized term to the extent not defined in this Agreement shall have the same meaning as set forth in the Plan.

15. Construction. The use of any gender herein shall be deemed to include the other gender and the use of the singular herein shall be deemed to include the plural and vice versa, wherever appropriate.

16. Notices. Any and all notices required herein shall be addressed: (i) if to the Company, to the principal executive office of the Company; and (ii) if to the Participant, to his or her address as reflected in the records of the Company.

17. Invalid or Unenforceable Provisions. The invalidity or unenforceability of any particular provision of this Agreement shall not effect the other provisions hereof, and this Agreement shall be construed in all respects as if the invalid or unenforceable provisions were omitted.

18. Compliance with Section 409A. It is the intent of the Company and the Participant that the provisions of the Plan and this Agreement comply with Section 409A of the Internal Revenue Code and related regulations and Treasury pronouncements (“Section 409A”). If any provision provided herein would result in the imposition of an excise tax under the provisions of Section 409A, the parties agree that any such provision will be reformed as the Participant and the Company determine are appropriate to avoid imposition of such an excise tax.

IN WITNESS WHEREOF, the Company and the Participant have executed this Agreement as of the day and year first above written.

SYNTROLEUM CORPORATION

By:
Name:
Title:

PARTICIPANT

By:

EXHIBIT A

PERFORMANCE VESTING SCHEDULE

	Percent of Option Vested
Sustained Stock Price
$40 or more	100%	100%	100%	!00%	100%
$35 but less than $40	75%	75%	75%	75%	100%
$30 but less than $35	50%	50%	50%	75%	100%
$25 but less than $30	25%	25%	50%	75%	100%
Less than $25	0%	25%	50%	75%	100%
Net Present Value of Future Cash Flows	Less than $1,375MM	$1,375MM but less than $1,650MM	$1,650MM but less than $1,925MM	$1,925MM but less than $2,200MM	$2,200MM or more

This Performance Vesting Schedule shall be deemed part of the Agreement. For purposes of this Schedule and the Agreement:

“Performance Period” shall mean the period commencing on the Grant Date and ending on December 31, 2010 during which performance shall be measured in accordance with this Schedule.

“Sustained Stock Price” shall mean the average Fair Market Value of a share of Common Stock during any six-month period commencing on or after the first day of the Performance Period and ending on or before the last day of the Performance Period.

“Net Present Value of Future Cash Flows” shall mean the net present value of estimated future cash flows from executed agreements (such as a contract to supply natural gas), proven reserves or any other source of future cash flows with analogous certainty to the aforementioned sources as estimated on an annual basis by an independent auditor designated by the Board. For this purpose, an annual discount rate of 10% shall be used to calculate net present value.